SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2002

NEXTCARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26019	68-0384-606

(Commission File Number)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 1800, San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 836-9700

(Registrant’s Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

On September 9, 2002, the Registrant delivered its written demand to John Hashman, a member of the Registrant’s Board of Directors and the Registrant’s former Chief Executive Officer, that Mr. Hashman repay his loan from the Registrant, which became due on September 3, 2002, the date Mr. Hashman left the employ of the Registrant. As of the date of the Registrant’s demand, the loan, including accrued interest, aggregated approximately $132,500. As of the date of this filing, no repayment has been received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTCARD, INC.
(Registrant)

Date: October 15, 2002	/s/ Robert Linderman

Robert Linderman General Counsel & Secretary

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